UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12555 Orange Drive
Davie, Florida 33330
(Address of principal executive offices, including zip code)

(866) 723-4114
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.                     Changes in Registrant’s Certifying Accountant

The Audit Committee of Trunity Holdings, Inc. (the “Company”) recently completed a  process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  On May 18, 2015, the Audit Committee engaged Marcum LLP as the Company’s independent registered public accounting firm.

As previously reported in the Current Report on Form 8-K filed by the Company on April 16, 2015, Cherry Bekaert LLP, the Company’s former independent registered public accounting firm, informed the Company that it had decided not to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The Company provided Cherry Bekaert LLP with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Cherry Bekaert LLP a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.  A copy of Cherry Bekaert LLP’s letter dated May 18, 2015, is attached as Exhibit 16.1

During the years ended December 31, 2013 and 2014, and during 2015 prior to Marcum LLP’s engagement, the Company did not consult with Marcum LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

ITEM 9.01.                     Exhibits

(d) The following exhibit is filed with this report:

Exhibit Number                                           Description

16.1	Letter dated May 18, 2015, from Cherry Bekaert LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.
Dated: May 18, 2015	By:	/s/ Nicole Fernandez-McGovern
Nicole Fernandez-McGovern, Interim CEO & CFO